UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 17, 2011

CTS CORPORATION

(Exact Name of Company as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Company’s Telephone Number, Including Area Code:          (574) 523-3800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Donna Belusar, Senior Vice President and Chief Financial Officer of CTS Corporation (the "Company"), has accepted the position of Senior Vice President, Human Resources and Information Technology.  This appointment has been approved by the Board of Directors and is effective as of September 1, 2011.  This transition gives Ms. Belusar the opportunity to broaden her experience outside of finance.  Ms. Belusar's compensation package is unchanged.

Also effective September 1, 2011, the Board of Directors has appointed Thomas A. Kroll, 56, Vice President and Chief Financial Officer.  He will serve at the pleasure of the Board of Directors until a successor is selected and qualified.  Mr. Kroll has served as Vice President and Controller for the Company since October 31, 2001 and has been employed with the Company since November 2000.  He will continue to serve as acting Controller until such time as a successor is selected and qualified.  Mr. Kroll’s compensation package is unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

           /s/ Richard G. Cutter, III
By:          Richard G. Cutter, III
Vice President Law & Business Affairs,
Corporate Secretary

Date:  August 18, 2011